EXHIBIT 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed by PHC, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:  May 15, 2008                                                               By: /s/ Bruce A. Shear

                                                                                   Bruce A. Shear, President
                                                                                                               and Chief Executive Officer

Date:  May 15, 2008                                                               By: /s/ Paula C. Wurts

                                                                                                              Paula C. Wurts
                                                                                                              Chief Financial Officer